EXHIBIT 23.1a

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders
Frequency Electronics, Inc. and Subsidiaries
Mitchel Field, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42233) of Frequency Electronics, Inc. of our report dated July 18, 2005 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Holtz Rubenstein Reminick LLP
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Melville, New York
July 28, 2005